UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2020, Douglas Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “2020 Annual Meeting”). The name of each director elected at the 2020 Annual Meeting, a brief description of each other matter voted upon at the 2020 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Election of Two Directors to Terms Expiring at the 2023 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James L. Janik	19,054,875	657,492	1,749,082
James D. Staley	17,681,689	2,030,677	1,749,082

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
19,471,305	213,180	27,881	1,749,082

Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2020

Shares Voted For	Shares Voted Against	Abstentions
21,437,824	13,412	10,213

Approval of the Company’s Amended and Restated 2010 Stock Incentive Plan

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
19,193,075	494,967	24,325	1,749,082

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020

DOUGLAS DYNAMICS, INC.

By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary